                                                                 EXHIBIT (a)(21)


1 April 1999                                               FOR IMMEDIATE RELEASE


             NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE
                OR IN PART IN OR INTO CANADA, AUSTRALIA OR JAPAN
________________________________________________________________________________

                     GLOBAL TELESYSTEMS GROUP, INC. ("GTS")

          Compulsory Acquisition of Outstanding Esprit Telecom Shares


MCLEAN, Va., April 1, 1999 -- Global TeleSystems Group, Inc. (GTS) (Nasdaq and
Easdaq: GTSG) announces that valid acceptances in connection with the offer made by Bear, Stearns International Limited and Bear, Stearns & Co. Inc. on behalf of GTS for Esprit Telecom Group plc on February 2, 1999 (the "Offer") have been received in respect of more than 90 percent of the Esprit Telecom Shares (including those shares represented by Esprit Telecom American Depositary Shares) to which the Offer relates. Accordingly, GTS is today issuing notices under section 429 of the Companies Act 1985 to Esprit Telecom Shareholders who have not yet accepted the Offer that GTS now intends to exercise its rights to acquire compulsorily all those Esprit Telecom Shares in respect of which valid acceptances have not been received at the expiry of the requisite notice period. In the meantime, the Offer remains open for acceptance until further notice.

Global TeleSystems Group is a leading independent owner and operator of telecommunications companies throughout Europe. GTS has six primary lines of business: GTS Carrier Services, which provides cross-border transport in Europe to other telecommunications companies; GTS Wholesale Services, which provides switched and other value-added services to carriers; GTS Access Services, which provides facilties-based access services to businesses throughout Europe; GTS Business Services -- Western Europe, which offers voice, data, Internet and other telecommunications services to businesses; GTS Business Services -- Commonwealth of Independent States (CIS), where GTS is a leading alternative provider of high quality telecommunications services in Moscow, Kiev, St. Petersburg and other cities in Russia and the CIS; and GTS Mobile Services -- CIS, which operates cellular businesses in Russia and Ukraine.

Headquartered in the metropolitan Washington, D.C. area, GTS's affiliates have offices in London, Brussels, Moscow, Budapest, Kiev, Prague and Paris.

Compulsory Acquisition of Outstanding Esprit Telecom Shares
Page 2


Bear, Stearns International Limited which is regulated by The Securities and Futures Authority Limited in the conduct of its investment business in the United Kingdom, and Bear, Stearns & Co. Inc. (together "Bear Stearns") are acting exclusively for GTS and are acting for no-one else in connection with the Offer and will not be responsible to anyone other than GTS for providing the protections afforded to customers of either Bear Stearns entity nor for providing advice in relation to the Offer. The provisions of this paragraph are not intended to disclaim any liability of either Bear Stearns entity under U.S. securities laws.

For further information, visit GTS's website at www.gtsgroup.net, or contact:

INQUIRIES

INVESTORS:
Robert Capozzi                     Richard Strang
GTS                                Bear, Stearns International Ltd.
Tel:   +1-703-918-4548             Tel:          +44(0)171-516-6937
Pager: +1-800-331-4741
Email: bcapozzi@gtsgroup.com

Copies of this announcement are not being and must not be, mailed or otherwise distributed or sent in or into Canada, Australia or Japan and persons receiving this announcement (including custodians, nominees and trustees) must not distribute or send it in or into Canada, Australia or Japan.

THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTY. ALTHOUGH THE COMPANY BELIEVES ITS EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, NO ASSURANCE CAN BE GIVEN THAT SUCH PROJECTIONS WILL BE FULFILLED. ANY SUCH FORWARD-LOOKING STATEMENT MUST BE CONSIDERED ALONG WITH KNOWLEDGE THAT ACTUAL EVENTS OR RESULTS MAY VARY MATERIALLY FROM SUCH PREDICTIONS DUE TO, AMONG OTHER THINGS, POLITICAL, ECONOMIC OR LEGAL CHANGES IN THE MARKETS IN WHICH GTS DOES BUSINESS, COMPETITIVE DEVELOPMENTS OR RISKS INHERENT IN THE COMPANY'S BUSINESS PLAN. READERS ARE REFERRED TO THE DOCUMENTS FILED BY GTS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, SPECIFICALLY THE MOST RECENT REPORTS FILED UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND REGISTRATION STATEMENTS FILED PURSUANT TO THE SECURITIES ACT OF 1933, WHICH IDENTIFY IMPORTANT RISK FACTORS.

                                     # # #